UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023 (October 20, 2022)

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	000-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court
112-114 St Stephens Green, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (0) 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K (the “Original Filing”) filed by Amarin Corporation plc (the “Company”) on October 21, 2022, the Company’s Board of Directors (the “Board”) appointed Adam Berger and Geraldine Murphy to the Board to a term commencing on October 20, 2022.

At the time of the Original Filing, the Board had not made a determination regarding Board committee assignments for Mr. Berger and Ms. Murphy. This amended Current Report on Form 8-K is being filed to report that, in connection with the retirement of Lars Ekman and Patrick J. O’Sullivan, on January 5, 2023, the Board appointed Mr. Berger and Ms. Murphy to the Nominating and Corporate Governance Committee, designating Mr. Berger as Chair, effective immediately. Mr. Berger and Ms. Murphy will join Kristine Peterson on the Committee.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer